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                                                                    Exhibit 99.2

   STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Kiran Patel, Executive Vice President and Chief Financial Officer of Solectron Corporation, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered report of Solectron Corporation, and except as corrected or supplemented in a subsequent covered report:

        - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report; and

        - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3)     In this statement under oath the following is a "covered report":

        - the Annual Report on Form 10-K for the Fiscal Year Ended August 31, 2002 of Solectron Corporation filed on November 13, 2002.



/s/ Kiran Patel                             Subscribed and sworn to
-------------------------                   before me this 13th day of
Kiran Patel                                 November, 2002.
November 13, 2002

                                            /s/ Nitaya S. Yamamoto
                                            --------------------------------
                                            Notary Public

                                            My Commission Expires: June 6, 2003